EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Crown Jewel Resources Corp., formerly ABF Energy Corp, Registration Statement on Form S-8 relating to the registration of the Crown Jewel Resources Corp. Stock Incentive Plan of our report dated for the years ended December 31, 1998 and 1999.

                                          /s/ Feldman Sherb Horowitz & Co., P.C.
                                              Feldman Sherb Horowitz & Co., P.C.
                                              Certified Public Accountants

June 13, 2000
New York, New York